Exhibit 10.30

TRUST AGREEMENT

Under

THE MOHEGAN RETIREMENT AND 401(K) PLAN

AGREEMENT dated as of July 1, 2005, (“Effective Date”) among Merrill Lynch Trust Company, FSB (“MLTC”), The Mohegan Tribe of Indians of Connecticut (the “Employer”) and the Plan Fiduciary, as named in the Specimen Signature Document.

WHEREAS, the Employer maintains The Mohegan Retirement and 401(k) Plan, a defined contribution employee pension benefit plan (the “Plan”) and has the authority to execute this Agreement on behalf of itself and its subsidiary entities participating in the Plan;

WHEREAS, the Plan Fiduciary (as indicated in the Specimen Signature document) is the Named Investment Fiduciary of the Plan;

WHEREAS, the Employer wishes to retain MLTC as a non-discretionary directed Trustee of the Plan (the “Trustee”) pursuant to the terms and conditions of this Trust Agreement;

WHEREAS, MLTC desires to perform such services pursuant to the terms and conditions specified in this Agreement;

NOW, THEREFORE, the Employer, the Plan Fiduciary and the Trustee hereby agree as follows:

ARTICLE I: STATUS OF TRUST AND APPOINTMENT

AND ACCEPTANCE OF TRUSTEE

1.01	Status of Trust. The Trust is intended to be a qualified trust under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and exempt from taxation pursuant to Section 501(a) of the Code.

1.02	Appointment of Trustee. The Employer represents that all necessary action has been taken for the appointment of the Trustee as trustee of the Trust and that the Trust Agreement constitutes a legal, valid and binding obligation of the Employer.

1.03	Acceptance of Appointment. The Trustee accepts its appointment as a non-discretionary directed trustee of the Trust.

1.04	Title of Trust. The Trust shall be known as the The Mohegan Retirement and 40 1 (k) Plan Trust.

1.05	Effectiveness. This Trust Agreement shall not become effective until executed and delivered by both the Employer and the Trustee.

ARTICLE II: ADMINISTRATIVE AND INVESTMENT FIDUCIARIES

2.01

Named Administrative and Investment Fiduciaries. For purposes of this Trust Agreement, the term “Named Administrative Fiduciary” refers to the person(s) or entity named or provided for in the Plan as responsible for the administration and operation of the Plan, and the term “Named Investment Fiduciary” refers to the person(s) or entity provided for in the Plan as responsible for the investment and management of Plan assets to the extent provided for in this Trust Agreement. The Named Administrative Fiduciary and the Named Investment Fiduciary may be the same person(s) or entity. If any such person is not named or provided for in the Plan, or if so named or provided for, is not then serving, the Employer shall be the Named Administrative Fiduciary or the Named Investment Fiduciary or both, as the case may be. The

Named Administrative Fiduciary and the Named Investment Fiduciary are treated as named fiduciaries under applicable law. Neither the Trustee nor Merrill Lynch, Pierce, Fenner & Smith Incorporated shall serve as the Named Administrative Fiduciary or the Named Investment Fiduciary.

2.02	Identification of Named Fiduciaries and Designees. The Named Administrative Fiduciary and the Named Investment Fiduciary under the Plan shall each be identified to the Trustee in writing by the Employer, and specimen signatures of each, or of each member thereof, as appropriate, shall be provided to the Trustee by the Employer. The Employer shall promptly give written notice to the Trustee of a change in the identity either of the Named Administrative Fiduciary or the Named Investment Fiduciary, or any member thereof, as appropriate. Until such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the identity of the Named Administrative Fiduciary or Named Investment Fiduciary, and the members thereof, as appropriate, is unchanged. Each person authorized in accordance with the Plan to give a direction to the Trustee on behalf of the Named Administrative Fiduciary or the Named Investment Fiduciary shall be identified to the Trustee by written notice from the Employer or the Named Administrative Fiduciary or the Named Investment Fiduciary, as the case may be, and such notice shall contain a specimen of the signature of each such person. The Trustee shall be entitled to rely upon each such written notice as evidence of the identity and authority of the persons appointed until a written cancellation of the appointment, or the written appointment of a successor, is received by the Trustee from the Employer, the Named Administrative Fiduciary or the Named Investment Fiduciary, as the case may be.

ARTICLE III: RECEIPTS AND TRUST FUND

3.01	Receipt by Trustee. The Trustee shall receive in cash or other assets all contributions paid or delivered to it which are allocable under the Plan and to the Trust and all transfers paid or delivered under the Plan to the Trust from a predecessor trustee or another trust (including a trust fanning part of another plan qualified under Section 401(a) of the Code); provided, however, that the Trustee shall not be obligated to receive any such contribution or transfer unless prior thereto or coincident therewith, as the Trustee may specify, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, instruction or representation with respect to, the contribution or transfer or the source thereof as the Trustee may require. The Named Administrative Fiduciary shall have the sole duty and responsibility, and the Trustee shall have no duty or responsibility, to: (a) require any contributions or transfers to be made under the Plan or to the Trustee, (b) compute any amount to be contributed or transferred under the Plan to the Trustee, or (c) determine whether amounts received by the Trustee, and the timing thereof, comply with the Plan and applicable law. In addition, without exercising any discretionary authority over the investments of the Plan or this Trust, the Trustee may establish certain assets or asset categories that may not be permissible for the Trustee to hold in trust for all plans (or certain types of plans) with respect to which the Trustee may be serving as trustee. The Trustee has the right to refuse to accept such assets or asset categories into the Trust Fund and, upon providing the Named Investment Fiduciary reasonable advance written notice, the Trustee may refuse to continue to hold any such existing assets or asset categories in the Trust Fund. Upon written request (which may be provided through electronic communication in accordance with Section 11.13 hereof) the Trustee shall provide to the Employer or Named Investment Fiduciary additional information concerning which assets or asset categories are not capable of being held in this Trust Fund.

3.02	Trust Fund. For purposes of this Trust Agreement, the “Trust Fund” consists of all money and other property received by the Trustee pursuant to Section 3.01 hereof, increased by any income or gains on or increment in such assets and decreased by any investment loss or expense, benefit or disbursement paid pursuant to this Trust Agreement. The Trustee shall hold the Trust Fund, without distinction between principal and income, as a nondiscretionary directed trustee pursuant to the terms of this Trust Agreement. Assets of the Trust may be held in an account maintained with an affiliate of the Trustee or such other financial institution as the Trustee considers appropriate.

ARTICLE IV: PAYMENTS, ADMINISTRATIVE DIRECTIONS AND EXPENSES

4.01

Payments by Trustee. Payments of money or property from the Trust Fund shall be made by the Trustee upon direction from the Named Administrative Fiduciary or its designee. Payments by the Trustee shall be transmitted to the Named Administrative Fiduciary or its designee for delivery to the proper payees or to payee addresses supplied by the Named Administrative Fiduciary or its designee, and the Trustee’s obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to payments under the Plan or their addresses.

4.02	Named Administrative Fiduciary’s Directions. Directions from or on behalf of the Named Administrative Fiduciary or its designee shall be communicated to the Trustee or the Trustee’s designee only in a manner and in accordance with procedures acceptable to the Trustee. The Trustee’s designee shall not, however, be empowered to implement any such directions except in accordance with procedures acceptable to the Trustee. The Trustee shall have no liability for following any such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person making or failing to make any direction under the Plan or this Trust Agreement nor any duty or obligation to review any such direction, act or omission.

4.03	Disputed Payments. If a dispute arises over the propriety of the Trustee making any payment from the Trust Fund, the Trustee may withhold the payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel.

4.04	Trustee’s Compensation and Expenses. The Trustee’s compensation and expenses payable under this Agreement shall be, to the extent permitted by applicable law, expenses of the Plan and may be paid from Plan assets (including through direct charges to participant accounts to the extent permitted by applicable law), unless paid by the Employer, as described below.

(a)	The Employer shall (i) pay the Trustee compensation for its services under this Trust Agreement in accordance with the Trustee’s fee schedule in effect and applicable at the time such compensation becomes payable, and (ii) payor reimburse the Trustee for all expenses incurred by the Trustee in connection with or relating to the performance of its duties under this Trust Agreement or its status as Trustee.
(b)	The Employer shall (i) pay any Merrill Lynch, Pierce, Fenner & Smith Incorporated compensation for its services under any Plan services agreement in accordance with the fee schedule in effect and applicable at the time such compensation becomes payable, and (ii) payor reimburse Merrill Lynch, Pierce, Fenner & Smith Incorporated for any expenses incurred in connection with or relating to the performance of its duties under any Plan services agreement.
(c)	Unless otherwise directed by the Employer or the Named Administrative Fiduciary, any compensation or reasonable expenses charged to the Trust Fund shall be charged against participant accounts on a dollar weighted basis, unless the Employer has instructed the Trustee to assess them on some other basis. The Trustee is also authorized but not required to sell any shares or other assets in participant accounts or funds (or subfunds) in participant accounts to the extent necessary for this purpose.
(d)	By signing this Agreement the Employer authorizes the Trustee and/or its affiliates to receive payments from mutual funds (and/or collective trusts) in which the Trust invests (or from the principal distributors and/or advisors of those funds or trusts), in connection with the performance of reasonable and necessary services (including recordkeeping, sub accounting, account maintenance, administrative and other shareholder services). The Employer understands that different mutual funds (or collective trusts) may be subject to different fee arrangements. Upon written request, the Trustee or its designee shall provide further details on any specific fee arrangements that may be applicable to investments under the Plan.

4.05	Taxes. The Trustee is authorized, with or without direction from the Named Administrative Fiduciary or any other person, to withdraw from the Trust Fund and pay any federal, state or local taxes, charges or assessments of any kind levied or assessed against the Trust or assets thereof. Such taxes shall be payable from and an expense of the Plan. The Trustee shall give notice to the Named Administrative Fiduciary of its receipt of a demand for any such taxes, charges or assessments. The Trustee shall not be personally liable for any such taxes, charges or assessments.

4.06	Expenses of Administration. An reasonable expenses incurred by or on behalf of the Plan and Trust, or incurred in connection with the administration of the Plan and Trust by the Employer, the Named

Administrative Fiduciary, the Named Investment Fiduciary, any Investment Manager designated pursuant to Section 5.02 or any other person designated to act on behalf of the Employer, the Named Administrative Fiduciary or the Named Investment Fiduciary, including reimbursement for expenses incurred in the performance of their respective duties, shall be paid or reimbursed from the Trust Fund to the extent permitted by applicable law. Such expenses, however, may be paid from the Trust Fund only upon the written direction to the Trustee by the Named Administrative Fiduciary. The Employer may, however, make alternative arrangements to pay such expenses or reimburse the Trust Fund for any such payment, if the Employer so elects.

4.07	Restriction on Alienation. Except as provided in Section 4.08 or under Section 401 (a)(13) of the Code, the right or interest of any Plan participant or beneficiary in the Trust Fund shall not be subject to the claims of such person’s creditors and may not be assigned, sold, transferred, alienated or encumbered. Any attempt to do so shall be void; and the Trustee shall disregard any attempt. Trust assets shall not in any manner be liable for or subject to debts, contracts, liabilities, engagement or torts of any Plan participant or beneficiary, and benefits shall not be considered an asset of any such person in the event of the person’s insolvency or bankruptcy.

4.08	Payment on Court Order. The Trustee is authorized to make any payments directed by court order in any action in which the Trustee is a party or pursuant to a “qualified domestic relations order” under Section 414(P) of the Code; provided that the Trustee shall not make such payment if so directed by the Employer or Named Administrative Fiduciary and the Trustee is indemnified and held harmless by the Employer in a manner satisfactory to the Trustee against all consequences of such failure to pay. The Trustee is not obligated to defend actions in which the Trustee is named but shall notify the Employer or Named Administrative Fiduciary of any such action and may tender defense of the action to the Employer, the Named Administrative Fiduciary or the participant or beneficiary whose interest is affected. The Trustee may in its discretion defend any action in which the Trustee is named and any reasonable expenses, including reasonable attorneys’ fees, incurred by the Trustee in that connection shall be paid or reimbursed in accordance with Section 4.04 hereof.

ARTICLE V: INVESTMENTS

5.01	Investment Management. The Named Investment Fiduciary shall manage the investment of the Trust Fund except insofar as (a) a person (an “Investment Manager”) who meets the requirements of applicable law has authority to manage Trust assets as referred to in Section 5.02 hereof or (b) the Plan provides for participant or beneficiary direction of the investment of assets allocable under the Plan to the accounts of such participants and beneficiaries. In the latter situation, a list of the participants and beneficiaries and such information concerning them as the Trustee may specify shall be provided by the Employer or the Named Administrative Fiduciary to the Trustee and/or such person(s) as are necessary for the implementation of the directions in accordance with the procedure acceptable to the Trustee. The Trustee shall invest the Trust Fund as directed by the Named Investment Fiduciary, an Investment Manager or a Plan participant or beneficiary, as the case may be, and shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust.

It is understood that the Trustee may, from time to time, have on hand funds which are received as contributions or transfers to the Trust which are awaiting investment or funds from the sale of Trust assets which are awaiting reinvestment. Absent receipt by the Trustee of a direction from the proper person for the investment or reinvestment of such funds or otherwise prior to the application of funds in implementation of such a direction, the Trustee shall in accordance with the Trustee’s normal procedures in this regard cause such funds to be invested under the Plan in shares of the money market fund acceptable to the Trustee as the Employer or Named Investment Fiduciary may in writing to the Trustee specify for this purpose from time to time. Any such fund may be sponsored, managed or distributed by an affiliate of the Trustee. The Employer or the Named Investment Fiduciary, as the case may be, hereby acknowledges that prior to any such specification the appropriate Plan fiduciary will have the responsibility for having reviewed the current prospectus that has been made available for the specified fund.

5.02	Investment Managers. The Employer or the Named Investment Fiduciary may appoint one or more Investment Managers, who may be an affiliate of the Trustee, to direct the Trustee in the investment of all or a specified portion of the assets of the Trust. Any such Investment Manager shall be directed by the Employer or the Named Investment Fiduciary, as the case may be, to act in accordance with the procedures referred to in Section 5.04. The Named Investment Fiduciary shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager. If there is more than one Investment Manager whose appointment is effective under the Plan at anyone time, the Trustee shall, upon written instructions from the Employer or the Named Investment Fiduciary, establish separate funds for control by each such Investment Manager. The funds shall consist of those Trust assets designated by the Employer or the Named Investment Fiduciary.

5.03	Direction of Voting and Other Rights. Notwithstanding anything in the Plan document to the contrary:

(a)	The voting, tender and other rights in securities or other assets held in the Trust shall be exercised by the Trustee as directed by the Named Investment Fiduciary or, if one has been appointed, the Investment Manager having control over the security or other assets involved; provided that (i) such voting, tender and other rights in any “employer security” with respect to the Plan under applicable law (“Employer Securities”) which is held in an account under the Plan over which a Plan participant or beneficiary has control as to specific assets to be held therein or which is held in an account which consists solely or primarily of Employer Securities or (ii) assets held in a self-direct brokerage account in the Trust shall be exercised by the Plan participant or beneficiary having an interest in that account.
(b)	If (i) a person other than the Named Investment Fiduciary responsible for a voting or other decision regarding an asset held in the Trust does not communicate any decision on the matter to the Trustee or the Trustee’s designee by the time prescribed by the Trustee or the Trustee’s designee for that purpose or (ii) the Trustee notifies the Named Investment Fiduciary either that it does not have precise information as to the securities or other assets involved allocated on the applicable record date to the accounts of all participants and beneficiaries or (iii) time constraints make it unlikely that participant, beneficiary or Investment Manager direction, as the case may be, can be received on a timely basis, then the decision shall be the responsibility of the Named Investment Fiduciary and the Named Investment Fiduciary shall communicate such direction to the Trustee on a timely basis.
(c)	If the Named Investment Fiduciary with any right under the Plan or this Trust Agreement to direct a voting, tender or other decision with respect to any security or other asset held in the Trust, does not communicate any decision on the matter to the Trustee or the Trustee’s designee by the time prescribed by the Trustee for that purpose, the Trustee may, at the cost of the Employer, obtain advice from a bank, insurance company, investment adviser or other investment professional (including any affiliate of the Trustee) or retain an Investment Manager or other independent fiduciary with full discretion to make the decision.
(d)	The Trustee shall follow all directions above-referred to in this Section and shall have no duty to exercise voting or other rights relating to any such security or other asset.

5.04

Investment Directions. Directions for the investment or reinvestment of Trust assets or directions of a type referred to in Section 5.03 from the Employer, the Named Investment Fiduciary, an Investment Manager or a Plan participant or beneficiary, as the case may be, shall, in a manner and in accordance with procedures acceptable to the Trustee, be communicated to and implemented by, as the case may be, the Trustee, the Trustee’s designee or, with the Trustee’s consent, the broker/dealer designated for the purpose by the Employer or the Named Investment Fiduciary. Communication of any such direction to such a designee or broker/dealer shall conclusively be deemed an authorization to the designee or broker/dealer to implement the direction even though coming from a person other than the Trustee. The Trustee (a) shall have no liability for its or any other person’s following such directions or failing to act in the absence of any such directions; (b) shall have no liability for the acts or omissions of any person directing the investment or reinvestment of Trust Fund assets or making or failing to make any direction referred to in Section 5.03; and (c) shall have no duty or obligation to review any such investment or other direction, act or omission or, except upon receipt of a proper direction, to invest or otherwise manage any asset of the

Trust which is subject to the control of any such person or to exercise any voting or other right referred to in Section 5.03.

5.05	Communication of Proxy and Other Materials. The Employer or Named Administrative Fiduciary shall establish a procedure acceptable to the Trustee for the timely dissemination to each person entitled to direct the Trustee or its designee as to a voting or other decision called for thereby or referred to therein of all proxy and other materials bearing on the decision. In the case of Employer Securities, at such time as proxy or other materials bearing thereon are disseminated generally to Owners of Employer Securities in accordance with applicable law, the Employer shall cause a copy of such proxy or other materials to be delivered directly to the Trustee and, thereafter, shall promptly deliver to the Trustee such number of additional copies of the proxy or other materials as the Trustee may request. Prospectuses for the investment of funds offered under the Plan, except for the prospectuses relating to Employer Securities, shall be made available to the Named Administrative Fiduciary, the Named Investment Fiduciary and participants and beneficiaries under the Plan in accordance with procedures established by the Trustee and its designees.

5.06	Common and Collective Trust Funds. Any person authorized to direct the investment of Trust assets may, if the Trustee and the Named Investment Fiduciary so permit, direct the Trustee to invest such assets in a common or collective trust (including any such common or collective trust maintained by the Trustee or its affiliate) for the investment of assets of qualified trusts under Section 401(a) of the Code, individual retirement accounts under Section 408(a) of the Code and plans of governmental units described in Section 818(a)(6) of the Code. The documents governing any such common or collective trust fund maintained by the Trustee or its affiliate, and in which Trust assets have been invested, are hereby incorporated into this Trust Agreement by reference.

5.07	Disclosure to Merrill Lynch Affiliates and Portfolio Companies. In order to provide for the ongoing administration of the Trust, the Employer hereby authorizes the Trustee to provide information relating to the Trust to any of the affiliates of the Trustee and their employees, including Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The Employer hereby directs the Trustee to withhold from any company in which securities are held under the Trust with respect to the Plan now or in the future (which companies are referred to herein as “Portfolio Companies”) any information requested by Portfolio Companies (including but not limited to the name and address of the Trust and any securities positions held in the Trust Fund with respect to the Plan).

ARTICLE VI: RESPONSIBILITIES AND INDEMNITY

6.01	Relationship of Fiduciaries. Each fiduciary of the Plan and the Trust shall be solely responsible for its own acts or omissions, except as provided in applicable law. The Trustee shall have no duty to question any other Plan fiduciary’s performance of fiduciary duties allocated to such other fiduciary pursuant to the Plan. The Trustee shall not be responsible for the breach of responsibility by any other Plan fiduciary except as required under applicable law.

6.02	Benefit of Participants. Each fiduciary shall, to the extent provided under applicable law, discharge its duties with respect to the Trust solely in the interest of participants in the Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan.

6.03	Status of Trustee. The Trustee acknowledges its status as a “fiduciary” of the Plan within the meaning of applicable law, in its capacity as a non-discretionary directed trustee.

6.04	Location of Indicia of Ownership. Except as permitted by applicable law, the Trustee shall not maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States.

6.05

Trustee’s Reliance. The Trustee shall have no duty to inquire whether directions by the Employer, the Named Administrative Fiduciary, the Named Investment Fiduciary, a Plan participant or beneficiary or any other person conform to the Plan, and the Trustee shall be fully protected in relying on any such direction communicated in accordance with procedures acceptable to the Trustee from any person who the Trustee reasonably believes is a proper person to give the direction. The Trustee shall have no liability to any participant, any beneficiary or any other person for payments made, any failure to make payments, or any discontinuance of payments, on direction of the Named Administrative Fiduciary, the Named Investment Fiduciary or any designee of either of them or for any failure to make payments in the absence of directions from the Named Administrative Fiduciary or any person responsible for or purporting to be responsible for directing the investment of Trust assets. Except as required by applicable law, the Trustee shall have no obligation to request proper directions from any person. The Trustee may request instructions from the Named Administrative Fiduciary or the Named Investment Fiduciary and shall have no duty to act or liability for failure to act if such instructions are not forthcoming. The Trustee shall have no responsibility to determine whether the Trust Fund is sufficient to meet the liabilities under the Plan, and the Trustee shall not be liable for payments or Plan liabilities in excess of the Trust Fund.

6.06	Indemnification.

(a)	The Employer hereby indemnifies the Trustee against, and shall hold the Trustee harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys’ fees, imposed upon the Trustee or incurred by the Trustee as a result of any acts taken, or any failure to act, in accordance with the directions from the Named Administrative Fiduciary, Named Investment Fiduciary, Investment Manager or any other person specified in Article IV or V hereof, or any designee of any such person, or by reason of the Trustee’s good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust as provided for in Section 3.02, the Employer’s obligations in the foregoing regard to be satisfied promptly on request by the Trustee, unless the loss, claim, liability or expense involved resulted from the Trustee’s negligence, willful misconduct or breach of this Trust Agreement.
(b)	The Trustee hereby indemnifies the Employer against, and shall hold the Employer harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys’ fees, imposed upon the Employer or incurred by the Employer as a result of the Trustee’s negligence, willful misconduct or breach of this Trust Agreement.

6.07	Protection of Designees. To the extent that any designee of the Trustee is acting on behalf of the Trustee or otherwise performing a function of the Trustee under this Trust Agreement, the designee shall have the benefit of all of the applicable limitations on the scope of the Trustee’s duties and liabilities, all applicable rights of indemnification granted hereunder to the Trustee and all other applicable protections of any nature afforded to the Trustee.

ARTICLE VII: POWERS OF TRUSTEE

7.01	Nondiscretionary Investment Powers. Solely at the direction of the person authorized to direct such action as referred to in Article V hereof, but limited to those assets or categories of assets acceptable to the Trustee as referred to in Section 5.01, the Trustee, or the Trustee’s designee or a broker/dealer as referred to in Section 5.04, is authorized and empowered:

(a)	To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);
(b)

To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates; provided that, with respect to such deposits with the Trustee or an affiliate, the deposits bear a reasonable interest rate;
(c)	To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust Fund; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;
(d)	To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee necessary for the protection of the Trust Fund; to vote any corporate stock either in person or by proxy, with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with or transfer title to any protective or other committee; to exercise or sell stock subscriptions or conversion rights; and, regardless of any limitation elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;
(e)	Subject to Section 5.01 hereof, to hold in cash, without liability for interest, such portion of the Trust Fund which it is directed to so hold pending investments, or payment of expenses, or the distribution of benefits;
(f)	To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust Fund, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;
(g)	To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;
(h)	To invest in any common or collective trust fund of the type referred to in Section 5.06 hereof maintained by the Trustee or its affiliate;
(i)	To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee has its principal place of business, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;
(j)	To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security, subject to applicable requirements of the Code and applicable law;
(k)	To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee;
(i)	To lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealer or other borrowers and to permit such securities to be transferred in the name and custody and be voted by the borrow or others; and
(m)	To invest and reinvest the trust Fund, together with the income there from, in shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company.

7.02	Additional Powers of Trustee. To the extent necessary or which it deems appropriate to implement its powers under Section 7.01 or otherwise to fulfill any of its duties and responsibilities as trustee of the Trust Fund, the Trustee shall have the following additional powers and authority:

(a)	To register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;
(b)

To designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;
(c)	To make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and
(d)	Generally to do all other acts which the Trustee deems necessary or appropriate for the protection of the Trust Fund.

ARTICLE VIII: RECORDS, ACCOUNTINGS AND VALUATIONS

8.01	Records. The Trustee shall maintain or cause to be maintained accurate records and accounts of all Trust transactions and assets. The records and accounts shall be available at reasonable times during normal business hours for inspection or audit by the Named Administrative Fiduciary and the Named Investment Fiduciary or any person designated for the purpose by either of them.

8.02	Accountings. Within 90 days following the close of each fiscal year of the Plan or the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Named Administrative Fiduciary a written accounting setting forth all transactions since the end of the period covered by the last previous accounting. The accounting shall include a listing of the assets of the Trust showing the value of such assets at the close of the period covered by the accounting. On direction of the Named Administrative Fiduciary, and if previously agreed to by the Trustee, the Trustee shall submit to the Named Administrative Fiduciary interim valuations, reports or other information pertaining to the Trust.

The Named Administrative Fiduciary may approve the accounting by written approval delivered to the Trustee or by failure to deliver written objections to the Trustee within 60 days after receipt of the accounting. Any such approval shall be binding on the Employer, the Named Administrative Fiduciary, the Named Investment Fiduciary and, to the extent permitted by applicable law, all other persons. If the Employer provides to Merrill Lynch written notice of its objections after the expiration of such 60-day period then the Trustee shall use its reasonable best efforts to correct such inaccuracies or errors but the Employer shall be fully responsible for all costs incurred in correcting such inaccuracies or errors.

8.03	Valuation. The assets of the Trust shall be valued as of each valuation date under the Plan at fair market value as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources. The reasonable costs incurred in establishing values of the Trust Fund shall be a charge against the Trust Fund, unless paid or disputed by the Employer in accordance with Section 4.04 hereof.

When the Trustee is unable to arrive at a value based upon information from independent sources, it may rely upon information from the Employer, Named Administrative Fiduciary, Named Investment Fiduciary, appraisers, or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.

8.04	Loans. If participant loans are available under the Plan, the Trustee shall reflect one aggregate balance for participant loans under the Plan and shall reflect changes thereto only as directed by the Employer or Named Administrative Fiduciary. The Trustee has no responsibility with respect to maintenance of promissory notes or monitoring of loan amortization schedules.

ARTICLE IX: RESIGNATION AND REMOVAL OF TRUSTEE

9.01	Resignation. The Trustee may resign at any time upon at least 60 days’ written notice to the Employer.

9.02	Removal. The Employer may remove the Trustee upon at least 60 days’ written notice to the Trustee.

9.03

Appointment of a Successor. Upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee, provided that in connection with its resignation, the Trustee may designate another entity to be the successor unless the Employer appoints a successor trustee within 30 days of the notice of resignation. Notwithstanding the foregoing, upon failure of the Employer to appoint, or the failure of the effectiveness of the appointment by the Employer of, a successor trustee by the effective date of the resignation or removal, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.

Subject to Sections 9.04 and 9.05 hereof, promptly after receipt by the Trustee of notice of the effectiveness of the appointment of the successor trustee, the Trustee shall deliver to the successor trustee such records as may be reasonably requested to enable the successor trustee to properly administer the Trust Fund and all property of the Trust.

9.04	Settlement of Account. Upon resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which settlement shall be made, at the Trustee’s option, either by an agreement of settlement between the Trustee and the Employer or, if no such agreement is reached, by a judicial settlement in an action instituted by the Trustee.

9.05	Termination of Responsibility and Liability. Upon settlement of the account and transfer of the Trust Fund to the successor trustee, all rights and privileges under this Trust Agreement shall vest in the successor trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall, except as otherwise required by applicable law, terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.

ARTICLE X: AMENDMENT AND TERMINATION

10.01	Amendment. The Employer reserves the right to amend this Trust Agreement, provided that no amendment of this Trust Agreement or the Plan shall be effective which would (a) cause any assets of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of Plan participants or their beneficiaries other than an amendment permissible under the Code and applicable law, or (b) affect the rights, duties, responsibilities, obligations or liabilities of the Trustee without the Trustee’s written consent. The Employer shall amend this Trust Agreement as requested by the Trustee to reflect changes in law which counsel for the Trustee advises the Trustee require such changes. Amendments to the Trust Agreement or certified copies of the amendments shall be delivered to the Trustee promptly after adoption, and if practicable under the circumstances, any proposed amendment to the Trust Agreement under consideration by the Employer shall be communicated to the Trustee to permit the Trustee to review and comment thereon in due course before the Employer acts on the proposed amendment.

10.02	Termination. The Trust may be terminated by the Employer upon at least 90 days’ written notice to the Trustee. Upon such termination, and subject to Section 11.01 hereof, the Trust Fund shall be distributed as directed by the Named Administrative Fiduciary.

ARTICLE XI: MISCELLANEOUS

11.01	Exclusive Benefit Rule. Except as provided in Section 11.02, or as otherwise permitted or required by applicable law or the Code, no asset of the Trust shall be used for, or diverted to, purposes other than the exclusive benefit of Plan participants or their beneficiaries or for the reasonable expenses of administering the Plan and Trust until all liabilities for benefits due Plan participants or their beneficiaries have been satisfied.

11.02	Refunds to Employer. The Trustee shall, upon the written direction of the Named Administrative Fiduciary which shall include a certification that such action is proper under the Plan, applicable law and the Code specifying any relevant sections thereof, return to the Employer any amount the return of which is authorized by the Plan or applicable law.

11.03

Authorized Action. Any action to be taken under this Trust Agreement by a person which is: (a) the Employer, shall be taken by the Tribal Council of the Employer or its delegate, (b) an subsidiary “authority” of the Employer by a duly authorized official of such authority, (c) a corporation, shall be taken by the board of directors of the corporation or any person or persons duly empowered by the board of directors to take the action involved, (d) a partnership, shall be taken by an authorized general partner of the partnership, or (e) a sole proprietorship, shall be taken by the sole proprietor.

11.04	Qualified Plan Representation and Documentation. By entering into the Trust Agreement, the Employer represents that the underlying Plan is a qualified plan under Section 401(a) of the Internal Revenue Code. The Employer further represents that prior to the execution of this Trust Agreement by both parties it delivered to the Trustee the text of the Plan, as in effect as of the date of this Trust Agreement, and all other documents governing the Plan that are relevant to the Trustee’s duties. The Employer shall deliver to the Trustee promptly after the adoption of any amendment of the Plan, or the adoption of any other document governing the Plan that is relevant to the Trustee’s duties, a certified copy of each such amendment or document. The Employer further represents that the Plan maintains adequate procedures for identifying and avoiding, unless an appropriate exemption is available, “prohibited transactions”, as defined in applicable law.

11.05	Conflict with Plan. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other document shall be deemed to affect such rights, duties, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan, any other document, and this Trust Agreement with respect to any subject involving the Trustee, including but any other party to whom written notice is required) or deposited in the United States mail, return receipt requested, addressed to the Trustee or the Employer, the Plan Administrator, the Investment Committee (or any other party to whom written notice is required) at the most recent address provided by the Trustee and the other party to the other. In addition, any written notice required by this Trust Agreement may be provided through e-mail or other electronic means that are readily convertible into legible and readable paper copy.

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IN WITNESS WHEREOF, the Employer, the Plan Fiduciary, and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

Employer

By (authorized signature):     /s/ Mark F. Brown.

Print Name and Title:     Mark F. Brown.

Date:     June 27, 2005.

Employer (As Plan Fiduciary) or Other Named Fiduciary

By (authorized signature):     /s/ Raymond Pineault.

Print Name and Title:     Raymond Pineault.

Date:     June 27, 2005.

Merrill Lynch Trust Company, FSB

By (authorized signature):     /s/ Melanie Madeira.

Print Name and Title:     Melanie Madeira, New Account Trust Officer.

Date:     July 5, 2005.